UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2015
_______________________

Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200
State or Other Jurisdiction of Incorporation: Idaho

Former name, former address and former fiscal year, if changed since last report: None.
_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on November 19, 2015, the Board of Directors of Idaho Power Company (“Idaho Power”) approved the appointment of certain existing Idaho Power executive officers to new executive officer positions, with each appointment to be effective as of the dates stated below. The appointments were as follows:

•
Daniel B. Minor, age 58, has been the Executive Vice President and Chief Operating Officer of Idaho Power since January 2012. The Board of Directors has appointed Mr. Minor as the Executive Vice President of Idaho Power, effective January 1, 2016. Mr. Minor also previously served as the Executive Vice President of Operations of Idaho Power from 2009 to 2011. Mr. Minor also serves as the Executive Vice President of IDACORP, Inc., the parent company of Idaho Power, a position he has held since 2010.

•
Lisa A. Grow, age 50, has been the Senior Vice President of Power Supply of Idaho Power since 2009. The Board of Directors has appointed Ms. Grow as the Senior Vice President of Operations of Idaho Power, effective January 1, 2016.

•
Lonnie Krawl, age 52, has been the Vice President of Human Resources, Administrative Services and Chief Information Officer of Idaho Power since April 2015. The Board of Directors has appointed Mr. Krawl as the Senior Vice President of Administrative Services and Chief Information Officer of Idaho Power, effective January 1, 2016. Mr. Krawl also previously served as the Vice President and Chief Information Officer of Idaho Power from 2013 to 2015 and as a director in Idaho Power's human resources department from 2006 to 2013.

The boards of directors did not make any changes to the compensation, severance, or other benefit arrangements for Mr. Minor, Ms. Grow, or Mr. Krawl at the November 19, 2015 meeting, instead reserving the determination and effectiveness of any such changes for a subsequent date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  November 19, 2015

IDACORP, INC.

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
President and Chief Executive Officer

IDAHO POWER COMPANY

By:   /s/ Darrel T. Anderson
Darrel T. Anderson
President and Chief Executive Officer